Sino Agro Food, Inc. Files 10-Q/A

GUANGZHOU, China, Nov. 22, 2013 /PRNewswire/ -- Sino Agro Food, Inc. (OTCBB: SIAF), is an emerging integrated, diversified agriculture technology and organic food company ("the Company") with principal operations in the People's Republic of China ("PRC").

Sino Agro Food, Inc. has amended its Q3 10-Q to add a line item inadvertently omitted from its Consolidated Balance Sheet; specifically, Bonds Payable for $975,000 under Non-current Liabilities.

This adjustment had no effect on the Company's Q3 Consolidated Statement of Income or the consolidated statement of cash flows.

An amended version of the Press Release for Q3 2013 is available for download on the company website, following the link: http://sinoagrofood.investorroom.com/news-releases.

The adjustment is highlighted in bold in the amended Consolidated Balance Sheet below.

Sino Agro Food, Inc. Consolidated Balance Sheets

	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,588,415	$8,424,265
Accounts receivable, net of allowance for doubtful accounts	59,690,624	52,948,350
Inventories	17,933,503	17,114,755
Cost and estimated earnings in excess of billings on uncompleted contracts	1,759,821	2,336,880
Deposits and prepaid expenses	84,856,620	47,308,857
Other receivables	9,617,650	5,954,248
Total current assets	183,446,633	134,087,355
Property and equipment
Property and equipment, net of accumulated depreciation	37,984,694	19,946,302
Construction in progress	41,579,898	24,492,510
Land use rights, net of accumulated amortization	56,253,797	55,733,246
Total property and equipment	135,818,389	100,172,058
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	7,813,958	8,114,624
License rights	1	1
Total other assets	8,538,899	8,839,565
Total assets	$327,803,921	$243,098,978
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,231,077	$5,762,643
Billings in excess of costs and estimated earnings on uncompleted contracts	2,413,455	2,790,084
Due to a director	4,989,134	3,345,803
Dividends payable	0	951,308
Other payables	10,824,617	6,654,478
Short term bank loan	2,439,818	3,181,927
	28,898,101	22,686,243
Non-current liabilities
Deferred dividends payable	3,146,987	3,146,987
Bonds payable	975,000	0
Long term debts	178,920	175,006
	$4,300,907	$3,321,993
Commitments and contingencies	0	0
Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 0 share issued and outstanding as of September 30, 2013 and December 31, 2012, respectively)
Series A preferred stock: $0.001 par value	0	0
(100 shares designated, 100 shares issued and outstanding
as of September 30, 2013 and December 31, 2012, respectively)
Series B convertible preferred stock: $0.001 par value)	7,000	10,000
(10,000,000 shares designated, 7,000,000 and 10,000,000 shares issued and outstanding)
as of September 30, 2013 and December 31, 2012, respectively)
Series F Non-convertible preferred stock: $0.001 par value)
(1,000,000 shares designated, 0 shares issued and outstanding)	0	0
as of September 30, 2013 and December 31, 2012, respectively)
Common stock: $0.001 par value	128,564	100,005
(130,000,000 shares authorized, 128,563,766 and 100,004,850 shares issued and outstanding
as of September 30, 2013 and December 31, 2012, respectively)
Additional paid - in capital	103,906,407	91,216,428
Retained earnings	153,326,794	103,864,308
Accumulated other comprehensive income	5,795,406	3,868,274
Treasury stock	-1,250,000	-1,250,000
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	261,914,171	197,809,015
Non - controlling interest	32,690,742	19,281,727
Total stockholders' equity	294,604,913	217,090,742
Total liabilities and stockholders' equity	$327,803,921	$243,098,978

The accompanying notes are an integral part of these consolidated financial statements

About Sino Agro Food, Inc.

Sino Agro Food, Inc. ("SIAF") ( http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company addresses the increasing demand of China's rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bioorganic fertilizer, stock feed and cash crops.

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Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: Sino Agro Food, Inc., CEO Mr. Solomon Lee, 86-20-22057860, or Peter Grossman, Investor Relations (US and Europe): info@sinoagrofood.com